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                                                                    EXHIBIT 4.11

                                                                  Execution Copy
                                                                  --------------


                   COMMON EQUITY REGISTRATION RIGHTS AGREEMENT
                   -------------------------------------------



     THIS COMMON EQUITY REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 10, 2000, by JOSTENS, INC., a Minnesota corporation (the "Company") for the benefit of the Holders (as defined below).


                                 R E C I T A L S


     A. The Company is a party to an Agreement and Plan of Merger dated as of December 27, 1999 (as amended, the "Merger Agreement") by and between the Company and Saturn Acquisition Corporation, a Minnesota corporation ("MergerCo"), pursuant to which MergerCo will, subject to the terms and conditions of the Merger Agreement, be merged with and into the Company (the "Merger").

     B. The Company is willing to grant the registration rights set forth below to the shareholders of the Company as of the Effective Time (as defined in the Merger Agreement).


                                A G R E E M E N T


     In consideration of the equity investment in the Company made by the Initial Holders (as defined below) and for other good and valuable consideration and intending to be legally bound hereby, the Company hereby agrees as follows:

     SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person or (iii) of any Person described in clause
     (a) above. For purposes of this definition, "control" of a Person means the power, directly or indirectly, (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of securities, contract, proxy or otherwise.

          "Agreement" is defined in the preamble.

          "Charter" means the Articles of Incorporation of the Company in effect immediately following the Effective Time, as such Charter thereafter from time to time be amended in accordance with applicable law and such Charter.

          "Commission" means the U.S. Securities and Exchange Commission and any successor federal agency having similar powers.

          "Company" is defined in the preamble.
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          "DB Investors" as of any date of determination, means all of the following who are then Holders: DB Capital Investors, L.P. and its Affiliates and any DB Transferee.

          "DB Transferee" means any Person who acquires from a DB Investor more than 10,000 shares (as adjusted, after the date hereof, to account for stock dividends, stock splits and similar events of the Company) of the common stock (including shares issued or issuable upon exercise of Warrants) of the Company acquired as of the Effective Time by DB Capital Investors, L.P.

          "Effective Time" shall have the meaning ascribed to that term in the Merger Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor law, as amended from time to time, including the various rules and regulations issued pursuant to that Act or any successor law.

          "Holders," as of any date of determination, means the holders of record of Registrable Securities other than any Persons to whom Registrable Securities have been transferred who are not Permitted Assignees under
     Section 3(b) hereof.

          "Initial Holders" means the shareholders set forth on Schedule I attached hereto.

          "Initial Public Offering" shall have the meaning ascribed to that term in the Charter.

          "Investcorp Investors," as of any date of determination, means all of the following who are then Holders: Investcorp Bank E.C. and its Affiliates and any other investor with whom Investcorp Bank E.C. or any Affiliate thereof has an administrative relationship.

          "Merger" is defined in Recital A.

          "Merger Agreement" is defined in Recital A.

          "MergerCo" is defined in Recital A.

          "Nonconvertible Preferred Shares" means shares of preferred stock of the Company which are not convertible into common stock of the Company.

          "Person" means an individual, limited or general partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or other entity or a government or any department or agency thereof.

          "Registrable Securities," as of any date of determination, means (a) the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock of the Company issued to the Initial Holders in the Merger as set forth on Exhibit A attached hereto, (b) any additional shares of capital stock of the Company acquired prior to the Initial Public Offering by an Initial Holder, other than Nonconvertible Preferred Shares, (c) the Warrants and the shares of Class E Common Stock issuable upon


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     exercise of the Warrants, (d) any shares of capital stock of the Company issued upon conversion of any of the foregoing pursuant to the Charter, (e) any shares of capital stock issued on account of any of the foregoing in connection with any stock split or stock dividend effected after the Effective Time and (f) equity securities of any other issuer issued in exchange for any of the foregoing in connection with any merger, consolidation, reorganization or recapitalization effected after the closing Effective Time (other than equity securities of another issuer which are issued pursuant to an effective registration statement under the Securities Act). Notwithstanding the foregoing, any particular Registrable Securities shall cease to be such when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, or (ii) they shall have ceased to be outstanding.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations hereunder including, without limitation, all Commission and any stock exchange registration, listing, filing or NASD fees, all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration and the fees and disbursements of one counsel for the Sellers (which counsel shall be selected by the holders of a majority in interest of the Registrable Securities included in such registration), but excluding underwriting discounts and commissions and fees and disbursements of any additional counsel employed by any Seller (as defined in Section 2(b) hereof) other than in-house counsel of the Company and outside counsel employed by the Company for purposes of the registration.

          "Securities Act" means the Securities Act of 1933, or any successor law, as amended from time to time, including the various rules and regulations issued pursuant to that Act or any successor law.

          "Seller" means any Holder whose Registrable Securities are included in any registration pursuant to Section 2(a) or 2(b) of this Agreement.

          "Warrants" means the Class E Stock Purchase Warrants to purchase 531,325 shares of Class E Common Stock of the Company (as such shares may be adjusted from time to time) being issued by the Company in connection with the Merger.

     Certain other terms are defined elsewhere in this Agreement.

     SECTION 2. Registration Rights.

          (a) Demand Rights.

               (i) Commencing 90 days after the occurrence of the Initial Public Offering, Holders who are Investcorp Investors shall have the right, exercisable for up to a total of four (4) effective registration statements (any one or all of which may be a continuous or delayed "shelf"


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          registration pursuant to Rule 415 under the Securities Act), to require the Company to register under the Securities Act such number of Registrable Securities as such Holders shall designate for sale in a written request to the Company (the "Investcorp Demand Registration") provided, however, that the number of Registrable Securities designated for sale by the Investcorp Investors in any Investcorp Demand Registration may not represent less than 2% of the total number of shares of common stock of the Company then outstanding.

               (ii) Commencing 90 days after the occurrence of the Initial Public Offering, Holders who are DB Investors beneficially owning at least one-third of the total common Registrable Securities held by DB Investors (assuming for this purpose the exercise of the Warrants) shall have the right, exercisable for up to a total of two (2) effective registration statements (any one or both of which may be a continuous or delayed "shelf" registration pursuant to Rule 415 under the Securities Act), to require the Company to register under the Securities Act all or a portion of such number of Registrable Securities as such Holders shall designate for sale in a written request to the Company (the "DB Demand Registration") provided, however, that the Company shall have the right to delay any DB Demand Registration for any two periods not to exceed 90 days in the aggregate for both such periods in any 12 month period if, in the good faith determination of the Company, the sale of such Registrable Securities or the required disclosure of information in any related registration statement, prospectus or prospectus supplement would materially interfere with any material financing, acquisition or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Company; provided, further, that the Company shall not be required to effect more than one DB Demand Registration in any 12 month period.

               (iii) The Company will not, without the written consent of a majority in interest of the Investcorp Investors, include in any Investcorp Demand Registration securities for sale for the account of any Person (including the Company) other than Investcorp Investors, except that the Company shall include securities held by other Holders having the contractual right to be so included pursuant to (A) this Agreement, (B) the Warrant Registration Rights Agreement dated as of the date hereof among the Company, Deutsche Bank Securities Inc., UBS Warburg LLC and Goldman, Sachs & Co.(the "Warrant Registration Rights Agreement") or (C) the Management Shareholder Agreements dated as of the date hereof entered into with members of senior management of the Company or any Management Shareholder Agreements with substantially similar terms (the "Management Shareholder Agreements") (in each case subject to the applicable provisions of such Agreements).

               (iv) The Company will not, without the written consent of a majority in interest of the DB Investors, include in any DB Demand Registration securities for sale for the account of any Person (including the Company) other than DB Investors, except that the Company shall include securities held by other Holders having the contractual right to be so included pursuant to (A) this Agreement,
          (B) the Warrant Registration Rights Agreement or (C) any Management Shareholder Agreements (in each case subject to the applicable provisions of such Agreements).


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          (b) Piggyback Registration Rights.

          If the Company proposes to file a registration statement with respect to common equity securities of the Company in connection with or following the Initial Public Offering (including without limitation pursuant to an Investcorp Demand Registration or DB Demand Registration, but excluding any registration statement on Form S-8 or S-4 or comparable successor forms or a registration statement relating to a dividend reinvestment plan), which is available for use for the sale of Registrable Securities under the Securities Act, then the Company shall give written notice of such proposed filing to each Holder at least 10 business days before the anticipated filing date of such registration statement, and such notice shall offer each Holder the opportunity to include in such registration statement the Registrable Securities then owned by such Holder, as such Holder may request in writing within 5 days after receipt of the Company's notice (which request shall specify the number of Registrable Securities to be included in such registration statement and the intended method of disposition).

          (c) Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(a) or (b) hereof, the Company will as expeditiously as practicable:

               (i)(A) prepare and file with the Commission a registration statement on the appropriate form which includes such Registrable Securities, and furnish to each Seller at least 5 business days prior to the filing thereof a copy of such registration statement, and not file any such registration statement to which any Seller shall have reasonably objected on the grounds that such registration statement does not comply in all material respects with the requirements of the Act or of the rules or regulations thereunder, (B) promptly respond to all comments received with respect to such registration statement and make and file all necessary amendments thereto, and (C) thereafter use its reasonable best efforts to cause such registration statement to become effective at the earliest practicable date;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement accurate and effective and to comply with the provisions of the Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of by the Sellers thereof set forth in such registration statement or for the longer of (A) nine months or (B) if such registration is a continuous secondary offering pursuant to Rule 415 under the Act, two years; and will furnish to each such Seller at least 2 business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such Seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or of the rules or regulations thereunder;

               (iii) furnish to each Seller of such Registrable Securities, upon their request, one signed copy of such registration statement and of each such amendment thereof and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary


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          prospectus), in conformity with the requirements of the Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents as such Seller may reasonably request;

               (iv) notify each Seller of such Registrable Securities and, if requested, confirm such notice in writing, as soon as practicable after notice thereof is received by the Company, (A) when such registration statement or such amendment thereof or supplement thereto has been filed or becomes effective and when the prospectus or any amendment thereof or supplement thereto has been filed, (B) of any request by the Commission for any amendments or supplements to the registration statement or the prospectus or for additional information, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (D) of any stop order issued, or the receipt of notification by the Company that any such stop order is threatened to be issued, by the Commission, and use its reasonable best efforts to prevent the entry of such stop order or to remove it if entered;

               (v) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things that may be necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (vi) if such registration statement relates to an underwritten offering, (A) obtain and furnish to each Seller a signed counterpart, addressed to such Seller, of the legal opinions and accountants' comfort letters which are to be delivered to the underwriters and (B) notify each Seller of such Registrable Securities (and, if requested, confirm such notice in writing) as soon as practicable after notice thereof is received by the Company, if at any time in which the underwriting agreement contemplated by Section 2(d) remains in effect any representation or warranty of the Company contained therein shall cease to be true and correct;

               (vii) promptly notify each Seller whose Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall promptly prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;


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               (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

               (ix) promptly make available for inspection by any Seller or underwriter participating in any disposition pursuant to any registration statement, and by any attorney, accountant or other agent or representative retained by any Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller or underwriter in connection with such registration statement;

               (x) if the Common Stock of the Company is listed on a national securities exchange or quoted on Nasdaq, use its best efforts to comply with the requirements of such exchange or Nasdaq to include shares of Registrable Securities covered by such registration statement for listing on each such securities exchange or for quotation on Nasdaq.

     The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection with such registration.

          (d) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of Sellers pursuant to a registration covered by Section 2(a) or (b) hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain representations and warranties by the Company and other terms and provisions not inconsistent with this
     Section 2 as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 2(g) hereof, and the Company will cooperate with such Sellers to the end that the conditions precedent to the obligations of such Sellers under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to secondary distributions and shall be otherwise satisfactory to such Sellers. Sellers on whose behalf shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Sellers. Such Sellers shall not be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable representations, warranties or agreements regarding such Sellers, such Sellers' Registrable Securities and such Sellers' intended method or methods of disposition and any other representation required by law.


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          (e) Lock-Up.

               (i) If and to the extent requested by the managing underwriter in connection with the Initial Public Offering, such Holder shall agree in writing that such Holder will not, without the consent of the managing underwriter and except for shares included in the Initial Public Offering, if any: (x) effect any public sale or distribution of any common equity securities of the Company, or any securities convertible into, or exercisable or exchangeable for, any such common equity securities for a period of 180 days following effectiveness of the registration statement relating to such Offering or (y) effect any other transfer of any of the foregoing during such 180 day period unless the transferee agrees in writing to be bound by the terms and conditions of this Section 2(e).

               (ii) If and to the extent requested by the managing underwriter in connection with any other underwritten offering of common equity securities of the Company (whether for the account of the Company, selling shareholders or both) which occurs within two (2) years following the effectiveness of the Initial Public Offering, such Holder shall agree in writing that such Holder will not, without the consent of the managing underwriter: (x) effect any public sale or distribution of any common equity securities of the Company, or any securities convertible into, or exercisable or exchangeable for, any such common equity securities for a period of 90 days following effectiveness of the registration statement relating to such Offering or (y) effect any other transfer of any of the foregoing during such 90 day period unless the transferee agrees in writing to be bound by the terms and conditions of this Section 2(e).

          (f) Registration Expenses. The Company agrees to pay, in connection with each registration of Registrable Securities covered by Section 2(a) or 2(b) hereof, all Registration Expenses. All other expenses not paid by the Company which are otherwise not attributable to a particular Seller will be the responsibility of and paid for by all of the Sellers on a pro rata basis.

          (g) Indemnification and Contribution.

               (i) Indemnification by Company. The Company agrees to indemnify, to the full extent permitted by law, each Seller, and any of their officers, directors, employees and partners, and each Person who controls such Seller within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act (each a "Shareholder Indemnified Party") against any and all losses, claims, damages, liabilities or expenses, joint or several (collectively, "Damages") to which they or any of them may become subject: (i) under the Securities Act, the Exchange Act, or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or any amendment to any of the foregoing, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) as a result of or in connection with any violation of applicable Federal, state or foreign laws or regulations (collectively, "Laws") by the Company (other than as a result of any act committed by or knowing omission of a Shareholder Indemnified Party without the Company's approval) or any of the Company's employees, officers or directors in connection with any such registration; provided, however, that the Company will not be liable if any such Damages arise out of or are based upon any such untrue statement or alleged untrue statement or


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          omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Shareholder Indemnified Party in a signed document stating that such information is specifically for use therein; provided, further, that the foregoing indemnity is subject to the condition that, insofar as it related to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424(b) under the Securities Act), such indemnity shall not inure to the benefit of the Sellers from whom the Person asserting any Damages purchased the Registrable Securities which are the subject thereof, if copies of such final prospectus were delivered to such Seller on a timely basis and such Seller did not deliver to such Person the final prospectus with or prior to the written confirmation for the sale of such Registrable Securities to such Person. In connection with an underwritten offering, the Company will indemnify the underwriters thereof to the same extent as provided above with respect to the indemnification of Shareholder Indemnified Parties and use its reasonable best efforts to obtain a reciprocal and mutual indemnity from the underwriters. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder Indemnified Party and shall survive any transfer by the same of the Registrable Securities of the Sellers.

               (ii) Indemnification by Sellers. Each Seller will furnish to the Company in writing such information and affidavits with respect to such Seller as the Company reasonably requests for use in connection with any registration statement or prospectus to be filed or used under this Agreement and each of them, upon executing and delivering an underwriting agreement or otherwise upon registration of the Registrable Securities pursuant to the terms of this Agreement, shall agree to indemnify and hold harmless to the fullest extent permitted by law, the Company, each person who signed the registration statement, any underwriter, and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, a "Company Indemnified Party" and, collectively with Shareholder Indemnified Parties, the "Indemnified Parties") against joint or several Damages to which they or any of them may become subject: (i) under the Securities Act, the Exchange Act or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any Damages arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing by such Seller or on such Seller's behalf to the Company in a signed document stating that such information is specifically for use therein; or (ii) as a result of or in connection with any violation of applicable Laws by such Seller or any general or limited partners, employees, officers or directors of such Seller in connection with any such registration; provided that, as to any underwriter or any person controlling any underwriter, the foregoing indemnity does not apply to any Damages based upon any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424(b) under the Securities Act) if a copy of the final prospectus was not sent to or given by or on behalf of any underwriter to such person asserting such Damages at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act.


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          Notwithstanding the foregoing, the liability of a Seller, except for any liability resulting from the willful misconduct or intentional action of such Seller, shall not exceed an amount equal to the proceeds realized by such Seller of Registrable Securities sold as contemplated herein.

               (iii) Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party under subsection (a) or (b) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing at the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which such party may have under this
          Section 2(g) except to the extent that the indemnifying party has been prejudiced in any material respect by such failure or from any liability which such party may have otherwise). In case any such action is brought against any Indemnified Party, and the Indemnified Party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party, if any, so notified, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of the commencement of the action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the indemnifying party, and such Indemnified Party has been advised in good faith by counsel that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the indemnifying party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). Anything in this subsection to the contrary notwithstanding: (A) an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; and (B) no indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (iv) Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in this
          Section 2(g) is for any reason held to be unavailable or is insufficient to hold harmless an Indemnified Party, then the indemnifying party and the Indemnified Party shall contribute to the aggregate Damages of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting from Damages suffered by the Indemnified Party any contribution received by the Indemnified Party from Persons, other than the indemnifying party, who may also be liable for contribution, including Persons who control the indemnifying party within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, may be subject, in such proportions as are appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements or omissions which resulted in Damages, as well as any other relevant equitable considerations.

               The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by a party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2(g)(iv) was determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the foregoing, (i) any underwriting agreement entered into pursuant hereto may provide that in no case shall any underwriter (except as may be provided in any agreement among underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Registrable Securities purchased by such underwriters, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2(g)(iv), notify such party or parties from which contribution may be sought of any obligation it or they may have under this Section 2(g)(iv) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, the liability of a Seller, except for any liability resulting from the willful misconduct or intentional action of such Seller, shall not exceed an amount equal to the proceeds realized by such Seller of the Registrable Securities sold as contemplated herein.

          (h) Rule 144 Sales.

               (i) Compliance. The Company covenants that, to the extent that it is subject to the reporting requirements of the Exchange Act, it will use its reasonable best efforts to file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities without registration pursuant to Rule 144 under the Securities Act.

               (ii) Cooperation with Holders. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall, to the extent permissible under applicable law, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable

          Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be issued at least two business days prior to any sale of such Registrable Securities for such number of shares and registered in such names as the Holder may reasonably request upon ten (10) business days prior notice. The Company's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by the Company or its transfer agent, by counsel to such Holder (which counsel shall be reasonably acceptable to the Company and its transfer agent), in form and substance reasonably satisfactory to the Company and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.

          (i) Selection of Managing Underwriter. In the event that a Demand Registration is proposed to be effected through an underwritten offering, the Holders participating therein who are Investcorp Investors shall have the right to select the managing underwriter or underwriters. With respect to any other registration statement covered by Section 2(a) or (b) hereof, the Company shall select the managing underwriter or underwriters subject to the consent of a majority in interest of the Sellers, which consent will not be unreasonably withheld.

          (j) Underwriter Cutbacks. Notwithstanding anything in this Agreement to the contrary and in addition to any other limitations on rights to participate in a registration statement hereunder:

               (A) if (x) the registration statement relates to an underwritten offering which includes common shares to be offered and sold for the account of the Company and (y) the managing underwriter of any such offering advises the Company in writing (with a copy to the Holders and the Other Rights Holders) that the total number of common shares which the Company, the Holders, and other Persons whose contractual rights (now existing or hereafter granted) give them the right to be included in such registration (the "Other Rights Holders") intend to include in such offering is sufficiently large to affect adversely the ability of such underwriter to complete successfully an offering that does not significantly and adversely impact the market price of the common shares being offered, then the number of common shares to be included in such registration statement and offering for the account of the Holders and the Other Rights Holders shall be reduced pro rata so that the aggregate amount of common shares included in such registration statement and offering for the account of the Holders and the Other Rights Holders, together with the common shares to be sold for the account of the Company, does not exceed the amount that such managing underwriter determines in good faith can be sold in such offering without adversely affecting the ability of such managing underwriter to complete successfully such offering without significantly and adversely affecting the market price of the common shares being offered; and

               (B) if (x) the registration statement relates to an underwritten offering which does not include common shares to be sold for the account of the Company and (y) the managing underwriter advises (in writing) the Holders and the Other Rights Holders who have requested that common shares be included therein that the total number of common shares which the Holders and the Other Rights Holders intend to include in such offering is sufficiently large to affect adversely the ability of such underwriter to complete successfully an offering that does not significantly and adversely affect the market price of the common shares being offered, then the number of common shares to be included in such registration statement and offering for the accounts of the Holders and the Other Rights Holders shall be reduced pro rata so that the aggregate amount of common shares included in such registration statement and offering for the accounts of Holders and the Other Rights Holders in the aggregate does not exceed the amount that such managing underwriters determine in good faith can be sold in such offering without adversely affecting the ability of such managing underwriter to complete successfully such offering without significantly and adversely affecting the market price of the common shares being offered.

     SECTION 3. Miscellaneous.

          (a) Notices. Any notices in connection with this Agreement shall be in writing and may be given by (i) personal delivery, (ii) fax, (iii) certified mail, return receipt requested, postage prepaid, or (iv) a nationally recognized overnight courier as follows: (x) if to an Initial Holder, at the address of such Initial Holder set forth on Schedule I (or such other address as such Initial Holder shall furnish the Company in writing to receive notices hereunder); (y) if to any other Holder, at the address of record for such Holder on the shareholder records of the Company (or such other address as such Holder shall furnish the Company in writing to receive notices hereunder); and (z) if to the Company, to Jostens, Inc., 5501 Norman Center Drive, Minneapolis, Minnesota 55437, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166,
     Attention: E. Michael Greaney.

     Notices shall be deemed to have been given (A) when actually delivered (including by fax with confirmation of transmission), (B) the next business day if sent by overnight courier (with proof of delivery), and (C) on the fifth day after mailing by certified mail.

          (b) Assignability. This Agreement may not be assigned by any Holder under any circumstances except in connection with a transfer of Registrable Securities to a Permitted Assignee. As used herein, "Permitted Assignee" means (i) a Person to whom record ownership of Registrable Securities is transferred by a Holder without violation or breach of the Charter or any agreement restricting such transfer or (ii) any Investcorp Investor. This Agreement shall be binding upon the Company and its successors and upon the successors and Permitted Assignees of the Holders. Any Holder wishing to transfer Registrable Securities to a Permitted Assignee shall give at least ten days' advance notice of such transfer to the Company; provided that the failure to give such notice shall not deprive any assignee of its status as a "Permitted Assignee" for all purposes of this Agreement.

          (c) Amendment and Waiver. The rights of the Holders and the obligations the Company hereunder are subject to amendment upon the written consent of the Company and a majority in interest of the Holders; provided, however, that any amendment which would have an adverse effect on the rights of the DB Investors and would not similarly effect the rights of all other Holders shall require the approval of DB Investors holding a majority in interest of Registrable Securities held at such time by DB Investors. Any noncompliance of any provision of this Agreement by the Company may be waived by written consent of a majority in interest of the Holders; provided, however, that any such waiver which would have an adverse effect on the rights of the DB Investors and would not similarly effect the rights of all other Holders shall require the approval of DB Investors holding a majority in interest of Registrable Securities held at such time by DB Investors. Any such amendment or waiver shall be binding upon all Holders.

          (d) Governing Law. This Agreement shall be construed both as to validity and performance in accordance with, and governed by, the laws of the State of New York without regard to principles of conflict of laws of such jurisdiction or any other jurisdiction.

          (e) Headings; Sections. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement. All references to Section in this Agreement refer to Sections of this Agreement, unless the context otherwise expressly provides.

          (f) Entire Agreement. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements provided for herein, and supersedes any previous agreements and understandings with respect to such arrangements.

          (g) Specific Performance. The Company acknowledges and agrees that in the event of any breach of this Agreement by the Company, the Holders would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the Company hereby agrees that in addition to any other remedy to which the Holders may be entitled at law or in equity, the Holders shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       JOSTENS, INC.,
                                            a Minnesota corporation


                                       By: /s/ Lee U. McGrath
                                           -------------------------------------
                                           Name:  Lee U. McGrath
                                           Title: Vice President and Treasurer

                                   Schedule I

                                 Initial Holders



       Name                        Address                                      Shares
       ----                        -------                                      ------
Ballet Limited              West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Denary Limited              West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Gleam Limited               West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Highlands Limited           West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Noble Limited               West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Outrigger Limited           West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.



Quill Limited               West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Radial Limited              West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Shoreline Limited           West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Zinnia Limited              West Wind Building                         1,840 shares of Class D
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Investcorp Investments      West Wind Building                         1,600 shares of Class D
Equity Limited              P.O. Box 1111                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Averill Limited             West Wind Building                         1,325,000 shares of Class B
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Cloquet Limited             West Wind Building                         1,325,000 shares of Class B
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Fridley Limited             West Wind Building                         1,325,000 shares of Class B
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.


Paynesville Limited         West Wind Building                         1,325,000 shares of Class B
                            P.O. Box 2197                              Common Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

Saturn Equity Limited       West Wind Building                         811,020 shares of Class C
                            P.O. Box 2197                              Comon Stock
                            George Town, Grand Cayman
                            Cayman Islands, B.W.I.

DB Capital Investors, L.P.  130 Liberty Street, 25th Floor             590,000 shares of Class A
                            New York, New York 10006                   Common Stock

                                                                       1,346,036 shares of Class E
                                                                       Common Stock

                                                                       Warrants to purchase 531,325 shares
                                                                       of Class E Common Stock

First Union Leveraged       One First Union Center, 5th Floor          198,019 shares of Class A
Capital, LLC                301 South College Street                   Common Stock
                            Charlotte, North Carolina 28288




                                       18